EXHIBIT 23

Consent of Independent Certified Accountants

We have issued our report, dated May 20, 2004, accompanying the consolidated financial statements or incorporated by reference in the Form 10-KSB of Health Outcomes Management, Inc. for the fiscal year ended February 29, 2004. We hereby consent to the incorporation by reference of the above-mentioned report in the Form 10-KSB of Health Outcomes Management Inc. (File No. 0-9587).

/s/ Mayer Hoffman McCann P.C.
Certified Public Accountants
Minneapolis, MN 55402

May 20, 2004